EXHIBIT 1.3

JUCESP DOCKET
392830/00-0

                       COMPANHIA ANTARCTICA [ILLEGIBLE]
                  INDUSTRIA BRASILEIRA DE BEBIDAS [ILLEGIBLE]
        Corporate Taxpayer Registration [CNPJ] No. 60.522.000/0001-83
                 STATE REGISTRATION [NIRE] No. 35.300.037.324

Minutes of the Special General Meeting held on August 15, 2000.

1. Place, date and time: at 10:00 AM, on August 15, 2000, at the Corporation's headquarters located at Av. Presidente Wilson, No. 274, in the city of Sao Paulo, State of Sao Paulo.

2. Attendance: the sole shareholder of the Corporation, Companhia de Bebidas das Americas -Ambev, as verified from the Shareholders Attendance
     Book.

3. Organization: Victorio Carlos De Marchi, Chairman, and Fernanda Cardoso da Rocha de Campos, Secretary.

4. Call: call not required, pursuant to article 124, paragraph 4, of Law No. 6,404/76, considering the attendance of the sole shareholder of the Corporation, owner of the whole capital stock, as verified from the record and signature entered in the Shareholders Attendance Book.

5.   The Meeting resolved the following:

     a) To approve a general reform of the Corporation's Bylaws, to be filed with the Board of Trade of the State of Sao Paulo as an exhibit of these minutes;

     b) To approve the Corporation's headquarters address change to Av. Maria Coelho de Aguiar, No. 215, Block 'F' - 7 floor, part - Sao Paulo - SP.

     c) To authorize the drawing of the minutes corresponding to this Special General Meeting, as a summary, pursuant to Article 130, paragraph 1, of Law No. 6,404/76.

6. Closing: There being nothing further, the minutes of this General Meeting were drawn up, approved and signed by the shareholder attending the General Meeting, the Chairman and the Secretary. (sgd.) Victorio Carlos De Marchi, by the Shareholder Companhia de Bebidas das Americas - Ambev; Victorio Carlos De Marchi, Chairman of the Meeting; Fernanda Cardoso da Rocha de Campos, Secretary of the Meeting.

Sao Paulo, August 15, 2000.

(sgd.)
Fernanda Cardoso da Rocha de Campos
Secretary

(sgd.)
Victorio Carlos De Marchi
Chairman

JUSTICE AND CITIZENSHIP DEFENSE OFFICE. BOARD OF TRADE OF THE STATE OF SAO PAULO. I HEREBY CERTIFY THE FILING HEREOF UNDER No. 155,175/00-2. ARLETE S.FARIA LIMA - REGISTRAR.






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                                    BYLAWS



                         COMPANHIA ANTARCTICA PAULISTA
                   INDUSTRIA BRASILEIRA DE BEBIDAS E CONEXOS
       CORPORATE TAXPAYER REGISTRATION [CNPJ/MF] NO. 60.522.000/0001-83
                 STATE REGISTRATION [NIRE] NO. 35.300.037.324

                                   CHAPTER I
                    NAME, HEAD OFFICES, OBJECT AND DURATION

ARTICLE 1 - COMPANHIA ANTARCTICA PAULISTA INDUSTRIA BRASILEIRA DE BEBIDAS E CONEXOS, a Corporation organized on February 9, 1891, is regulated by the legal provisions to which it is or may be subject, and by the rules of these Bylaws.

ARTICLE 2 - The object of the Corporation shall be:

     a) production and trade of beers, soft drinks, beverages in general, ice and carbonic gas;

     b) production and trade of raw materials and their byproducts, miscellaneous materials, including for stowage and packing, apparatuses, machinery, equipment and everything that may be necessary or useful to its activities included in letter "a";

     c) agricultural production and development in the sector of cereals and fruits used as raw materials in the Corporation's industrial activities, as well as in other sectors requiring maximum dynamics in the exploitation of the Brazilian soil potentialities, mainly as related to nourishment and health;

     d) processing, purge and other phytosanitary services, and industrialization of the products resulting from the activities listed in letter "c", whether to serve the very purposes of its industry, or for the sale, inclusive, of their byproducts;

     e) direct or indirect exploitation of Bars, Restaurants, Snack Bars and the like.

     f) provision of technical, market, and administrative assistance services, and others directly or indirectly related to the Corporation's core activities;

     g) import of everything that may be necessary for its industry and trade;

     h)   export of its products;

     i) hiring the sale and/or distribution of its products and those of its controlled companies, whether directly or through third parties, using the required transportation to distribute its products, byproducts and accessories, and adopting any system or course that, at the discretion of its Board of Directors, leads to the purposes sought,

     j) acting in the areas of research, prospecting, extraction, processing, industrialization, trade, and distribution of Mineral Water throughout the national territory.

     SOLE PARAGRAPH - In order to achieve its purposes, it may create and install branches, divisions, agencies, offices and warehouses in any part

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     of the national territory and abroad.

ARTICLE 3 - The Corporation's head offices are located in the Capital of the State of Sao Paulo.

ARTICLE 4 - The duration of the Corporation is indefinite.

                                  CHAPTER II
                           CAPITAL STOCK AND SHARES

ARTICLE 5 - The Capital Stock is of five hundred million Reais (R$ 500,000,000.00), divided into twelve million (12,000,000) book-entry shares, of which ten million seven hundred and twenty-five thousand four hundred and seventy (10,725,470) are common shares, and one million two hundred and seventy-four thousand five hundred and thirty (1,274,530) are preferred shares, without par value. The shares shall be deposited into Banco Itau S/A, in the name of the owners thereof, and no certificates shall be issued.

     PARAGRAPH 1 - Each common share shall entitle to one vote in the resolutions of the General Meeting.

     PARAGRAPH 2 - The Corporation's shares shall be book-entry shares, kept in a deposit account in the name of the owners thereof with a financial institution designated by the Board of Directors.

     PARAGRAPH 3 - The corporation shall have the right to suspend share and certificate transfer and split services in order to comply with the determination of the Board of Directors, for a period not exceeding ninety (90) days during the fiscal year, or fifteen (15) successive days.

ARTICLE 6 - Preferred shares:

     a) shall not entitle to vote and shall not be converted into common shares,

     b) shall have priority in capital refund in the event of liquidation of the Corporation; and

     c) shall entitle to cash dividends 10% higher than those paid to common shares, pursuant to Law No. 9,457/97.

ARTICLE 7 - Preferred, non-voting shares may represent up to two-thirds (2/3) of the total shares issued by the Corporation.

ARTICLE 8 - The corporation is authorized, up to the maximum limited permitted by law, to create and/or issue, as a result of subscription, bonus, or split, new classes of preferred shares, with or without voting rights, even if with more privileges than the previous ones, and shall fix their respective privileges, advantages, and redemption, amortization, or conversion conditions.

     PARAGRAPH 1 - The Corporation may increase the number of preferred shares of any class, even without keeping the proportion with the other classes of preferred shares or the common shares, and it may, further, increase the number of common shares without keeping the proportion with the preferred shares.

     PARAGRAPH 2 - The preferred, non-voting shares with fixed or minimum dividends, when issued, shall be vested with such right if the Corporation fails to pay the fixed or minimum dividends to which they are entitled during consecutive fiscal years, and shall keep such right until the payment, if such dividends are not cumulative, or


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     until the overdue cumulative dividends are paid, pursuant to article 111, paragraph 1, of Law No. 6,404/76.

ARTICLE 9 - The shareholders may be charged the compensation referred to in article 35, paragraph 3, of Law No. 6,404/76, subject to the maximum limits fixed by the Brazilian Securities and Exchange Commission.

ARTICLE 10 - The issue of shares, debentures convertible into shares, and subscription warrants, the placement of which is made (i) by sale in the stock exchange; (ii) by public subscription; or (iii) to be exchanged by shares, in a public takeover offer, may be carried out with exclusion of the preference right.

ARTICLE 11 - The Board of Directors may, based on a plan approved by the General Meeting, grant a stock option to the officers, employees, or individuals providing services to the Corporation or to companies controlled thereby.

                                  CHAPTER III
                               GENERAL MEETINGS

ARTICLE 12 - The General Meeting has powers to decide on all matters related to the Corporation's object and to make the resolutions it may deem convenient to the defense and development thereof.

ARTICLE 13 - The General Meeting shall be convened and presided over by shareholders chosen at the time of the meeting, who may appoint up to 2 secretaries.

ARTICLE 14 - The resolutions at the General Meetings, except in the cases provided for by Law, shall be adopted by absolute majority of votes, disregarding blank votes.

ARTICLE 15 - The Annual General Meeting shall meet within the first four months after the end of the fiscal year, and it shall decide upon the matters of its competence, as provided for by Law.

ARTICLE 16 - The Special General Meeting shall meet whenever the corporate interests require the shareholders to state their position, as well as in the cases provided for by Law and hereby.

                                  CHAPTER IV
                         MANAGEMENT OF THE CORPORATION

ARTICLE 17 - The Corporation shall be managed by a Board of Directors and an Executive Committee, as set forth by Law and hereby.

     SOLE PARAGRAPH - The General Meeting shall set the aggregate compensation of the Officers, to be distributed by the Board of Directors, pursuant to
     Article 23 hereof.

                        SECTION I - BOARD OF DIRECTORS

ARTICLE 18 - The Board of Directors shall consist of three (3) to eight (8) Directors, one of which shall be the Chairman, all of them being shareholders and residing in the Country, elected on a three-year basis by the General Meeting - which may dismiss them - and may be reelected. The General Meeting may elect one or more deputies to the acting directors elected.

     PARAGRAPH 1 - Subject to the provisions in the caption of this article, the number of members of the Board of Directors for each administration shall be previously set at each General Meeting the agenda of which is the election of the members of the Board of Directors, and the Chairman of the Meeting shall be in charge of conducting such matter.

     PARAGRAPH 2 - The General Meeting or the Board of Directors may determine the creation of committees of the Board of Directors, with the purpose of addressing specific matters the analysis of which requires particular technical knowledge from their members.

     PARAGRAPH 3 - The members of the Board of Directors shall be installed by signing the respective statement drawn up in the proper book, and shall remain in their positions until their successors are installed.

ARTICLE 19 - The Board of Directors shall have a Chairman, with the same privileges and duties as all Directors, to be elected by majority voting of the Directors, immediately after such Directors are installed.

ARTICLE 20 - The Board of Directors shall meet on a regular basis every 6 months, and extraordinarily, whenever necessary, upon call by its Chairman or by the majority of its members.

ARTICLE 21 - The Board of Directors shall be convened, act, and validly resolve through the favorable vote of the majority attending members.

     SOLE PARAGRAPH - In the event of tie in the voting of resolutions by the Board of Directors, the Chairman shall not have a casting vote, but only his/her respective personal votes.

ARTICLE 22 - In case of impediment or permanent absence of any Director, the elected deputy shall fill the vacant position until the next General Meeting, on which occasion the deputy who will complete the term of office of the absent or impeded Director shall be elected.

     PARAGRAPH 1 - In case there are no deputies, the vacant Directorships may be filled by the Board of Directors up to the first General Meeting that will resolve on the filling of the vacancy, and the deputy shall complete the term of office of the replaced Director.

     PARAGRAPH 2 - In their absences or temporary impediments, the members of the Board of Directors shall be replaced with their respective deputies or, in the absence thereof, by another Director appointed for such purpose by the absent Director. In this case, the Director substituting for the absent or impeded Director, in addition to his own vote, shall have the vote of the absent Director.

ARTICLE 23 - The Board of Directors shall be in charge of deciding on the matters listed below:

1) determining the general course of the Corporation's business, approving the guidelines, corporate policies, and basic objectives for all of the main areas of activity of the Corporation;

2)   approving the Corporation's annual investment budget,

3)   approving the Corporation's strategic five-year plan;

4) electing and dismissing the Corporation's Officers and setting their duties;

5) inspecting the Officers' administration, examining, at any time, the Corporation's books and documents, and requesting information on any transactions made, or about to be made, by the Corporation;

6) allocating from the aggregate compensation set by the General Meeting the monthly fees of each of the members of the Corporation's Management.

7) defining the general compensation criteria and benefits policy (indirect benefits, profit sharing and/or sales commissions) of the management and top employees (i.e. superintendents or individuals holding equivalent management positions) of the Corporation,

8)   appointing and dismissing the Corporation's independent auditors;

9) deciding on the issue of shares and subscription warrants, within the limits of the Corporation's authorized capital;

10) expressing a prior opinion on the management report, the Executive Committee's accounts, and the financial statements of the fiscal years, and reviewing the monthly trial balances;

11) submitting to the General Meeting the application of the net profit of the year;

12) calling the Annual General Meeting and, when deemed convenient, the Special General Meeting;

13) approving any business or contracts between the Corporation and/or any of its controlled companies, officers and/or shareholders (including direct or indirect partners of the Corporation's shareholders);

14) approving the creation, purchase, assignment, transfer, encumbering, and/or disposition by the Corporation, in any manner, of shares, membership interests, or any securities issued by any company controlled by the Corporation;

15) approving the contracting by the Corporation of a debt operation in an amount exceeding ten percent (10%) of the Corporation's shareholders' equity as stated in the last audited balance sheets, such amount being considered in a single operation or in a set of related operations;

16) approving the execution, amendment, termination, renewal, or cancellation of any contracts, agreements or similar instruments involving the trademarks registered or filed in the name of the Corporation or of any company controlled thereby;

17) approving the grant of loans and the giving or guarantees of any nature by the Corporation, in an amount exceeding one percent (1%) of the Corporation's shareholders' equity as stated in the last audited balance sheets, to any third party, except (i) in favor of employees of the Corporation or of companies controlled thereby; and (ii) in favor of companies controlled by the Corporation;

18) approving the execution by the Corporation of any long-term agreements (which shall mean agreements with term of effectiveness exceeding one year) involving an amount greater than five percent (5%) of the Corporation's shareholders' equity as stated in the last audited balance sheets, such amount being considered in a single operation or in a set of related operations;

19) deciding on the Corporation's interests in other companies, as well as on any interest in other ventures, including through consortium or joint venture;

20) deciding on the suspension of the Corporation's activities, except in the event of equipment maintenance downtime;

21) authorizing the purchase of shares in the Corporation to be kept in treasury, cancelled, or subsequently disposed of, subject to the applicable legal provisions;

22) deciding on the issue of Commercial Promissory Notes for public distribution, subject to the applicable legal provisions.

23) authorizing the organization or purchase of other companies, or their joining as partners;

24)  authorizing the implementation of new plants;

25) authorizing the opening and closing of branches, offices, and other establishments, including abroad;

26) authorizing the disposition and/or encumbering of permanent assets, in an amount exceeding five percent (5%) of the Corporation's shareholders' equity;

27) exercising the other legal duties assigned by the General Meeting or hereby; and

28) settling the matters omitted herein and exercising other duties not assigned to another body of the Corporation by law or hereby.

PARAGRAPH 1 - The resolutions of the Board of Directors shall be registered in minutes, to be signed by the attendees.

                       SECTION II - EXECUTIVE COMMITTEE

ARTICLE 24 - The Executive Committee shall consist of 4 to 15 members, whether shareholders or not, residing in the Country, one of which a Chief Executive Officer and the others without specific designation, all of which elected by the Board of Directors, which may dismiss them at any time, with a term of office of two (2) years, and may be reelected.

     PARAGRAPH 1 - In case of vacancy in the position of Officer, or impediment of the holder of such position, the Board of Directors shall be in charge of electing the new Officer or appointing the substitute, establishing, in any event, the term of office and the respective compensation.

     PARAGRAPH 2 - The Executive Committee shall perform the duties assigned thereto by Law, by the Bylaws, and by the Board of Directors for the practice of the acts necessary for the regular operation of the Corporation.

     PARAGRAPH 3 - The Officers shall be installed by signing the respective statement drawn up in the proper book, and shall remain in their positions until their successors are installed.

ARTICLE 25 - The Executive Committee, presided by the CEO, shall meet whenever necessary, but at least every six months.

     PARAGRAPH 1 - The Meeting shall be convened with the attendance of Officers representing the majority of the Executive Committee.

     PARAGRAPH 2 - At the meetings of the Executive Committee, the CEO shall have a casting vote in case of tie.

ARTICLE 26 - The minutes of the meetings and the resolutions of the Executive Committee shall be recorded in the proper book.

ARTICLE 27 - The CEO shall be specifically in charge of:

     a) submitting to the Board of Directors' approval the plans of work and annual budges, investment plans and new expansion programs of the Corporation, promoting the execution thereof under the approved terms;

     b) formulating the Corporation's strategies and operational guidelines, as well as establishing the criteria to execute the General Meeting's and the Board of Directors' resolutions, with the participation of the other Officers;

     c) exercising the supervision of all of the Corporation's activities, determining their direction as more proper to the corporate objects;

     d) coordinating and supervising the activities of the Executive Committee, calling and presiding its meetings; and

     e) exercising the other duties assigned thereto by the Board of Directors.

ARTICLE 28 - The Officers with no specific designation shall be in charge of:

     a) coordinating the activities of the Corporation's financial, treasury, controllership, systems, and legal areas;

     b)   following up the performance of the Corporation's investments;

     c) exercising, specifically with regard to the Director designated for such purpose by the Board of Directors, the duties of Investor Relations Officer, subject to the legal provisions, and

     d) exercising the other duties assigned thereto at a meeting of the Board of Directors.

ARTICLE 29 - In order to be valid, documents creating commercial, banking, financial, or property liability to the Corporation, such as contracts in general, endorsement of checks, promissory notes, bills of exchange, trade bills, and any commercial papers, debt confessions, the grant of cosignatures and guarantees, credit line agreements, and the like, as well as powers of attorney for the court ("ad judicia") and for the trade ("ad negotia"), must bear the signatures:

     a)   of two Officers, or

     b)   of one Officer, together with an Attorney.

     PARAGRAPH 1 - The signature of the documents referred to above may be delegated to two Attorneys, acting together, provided that the powers of attorney constituting said attorneys are signed by two Officers.

     PARAGRAPH 2 - Actions taken by the branches, in order to be valid, must bear the signatures:

     a)   of two Officers, or

     b)   of one Officer, together with an Attorney, or

     c) of two Attorneys, subject to the rules set out in paragraph 1 of this article.

                                   CHAPTER V
                                AUDIT COMMITTEE

ARTICLE 30 - The Corporation shall have a non-permanent Audit Committee, consisting of 3 to 5 members, and equal number of deputies, whether shareholders or not, residing in the country, and it shall only be elected by the General Meeting upon request by shareholders, pursuant to the law, to act for one year.

     PARAGRAPH 1 - The Audit Committee shall only act with the attendance of the majority of its members.

     PARAGRAPH 2 - The Audit Committee shall elect its Chairman at the 1st Session held after being elected.

     PARAGRAPH 3 - The Audit Committee shall have the duties assigned thereto by the Bylaws and by Law.

ARTICLE 31 - The Audit Committee shall cease to act at the first Annual General Meeting after being constituted, and its members may be reelected.

Article 32 - The compensation of the members of the Audit Committee may be fixed by the General Meeting electing them.

                                  CHAPTER VI
                                  FISCAL YEAR

ARTICLE 33 - The duration of the fiscal year shall be one year, and it shall end on the last day of the month of December of each year.

ARTICLE 34 - At the end of each fiscal year, financial statements as provided for by Law shall be prepared based on the Corporation's bookkeeping.

     PARAGRAPH 1 - The Board of Directors may determine that balance sheets be raised on a semiannual basis or in shorter periods, and approve the distribution of dividends based on the profits stated in said balance sheets, subject to the provisions of art. 204 of Law No. 6,404/76.

     PARAGRAPH 2 - At any time, the Board of Directors may also decide on the distribution of interim dividends, from the retained earnings or surplus reserve account existing at the last annual or semiannual balance sheets.

     PARAGRAPH 3 - The Executive Committee, after hearing the Board of Directors and the Audit Committee, if acting, may set the total amount of interest to be paid or credited to the shareholders, as interests on own capital, according to art. 9 of Law No. 9,249/95, as amended by Law No. 9,430/96.

     PARAGRAPH 4 - Interim dividends and interest on own capital shall always be considered as an advance of the obligatory minimum dividend.

ARTICLE 35 - The income of the fiscal year:

     a) shall be deducted, prior to any interest therein, any accrued losses and the income tax provision;

     b) may be allocated, up to the limit of 10% (ten percent) of the remaining profit, to be distributed to the employees pursuant to parameters to be defined by a Performance Evaluation Board, which will take into account individual performance and efficiency, as ratified by the Board of Directors;

     c) shall be deducted the amount necessary for the interest of the officers, subject to the limits defined by law;

     d) on the amount determined pursuant to items (a) to (c) of this article or in the interim balance sheets set forth in Article 16, paragraph 1, of these Bylaws, up to ten percent (10%), pursuant to article 187, VI, of Law No. 6,404/76, may be allocated with the purpose of covering the charges of the Corporation's and its controlled companies' collaborators and officers Assistance Foundations, subject to the rules set out by the Board of Directors regarding the matter."

     PARAGRAPH 1 - From the net income of the fiscal year, obtained after the deductions referred to in items (a) to (d) of this article:

     a) five percent (5%) shall be allocated to the legal reserve, until reaching twenty percent (20%) of the paid-up capital stock or the limit set by art. 193, paragraph 1, of Law No. 6,404/76;

     b) from the balance of the net income of the fiscal year obtained after the deduction referred to in letter (a) of this Article, and adjusted pursuant to art. 202 of Law No. 6,404/76, twenty-seven and a half percent (27.5%) shall be allocated to the payment of the obligatory dividend to all of its shareholders;

     c) an amount not under five percent (5%) and not over sixty-eight and eight hundred and seventy-five thousandths percent (68.875%) from the net profit shall be allocated to create the Investment Reserve, with the purpose of financing the expansion of the Corporation's and controlled company's activities, including through the subscription of capital increases or the creation of new enterprises.

     PARAGRAPH 2 - The reserve set forth in letter (c) of paragraph 1 shall not exceed eighty percent (80%) of the capital stock. If such limit is reached, the General Meeting shall decide on the balance, distributing it to the shareholders or performing a capital stock increase.

                                  CHAPTER VII
                   LIQUIDATION, DISSOLUTION AND TERMINATION

ARTICLE 36 - The Corporation shall be dissolved, liquidated and terminated in the events provided for by law, or upon resolution by the General Meeting.

    PARAGRAPH 1 - The form of liquidation shall be decided at a General Meeting, which shall also elect the Audit Committee that shall act in the liquidation period.

    PARAGRAPH 2 - The Board of Directors shall appoint the liquidator, set the fees thereof and determine the guidelines to be followed in the discharge of the duties thereof.

Sao Paulo, August 11, 2000.

                         COMPANHIA ANTARCTICA PAULISTA
                   INDUSTRIA BRASILEIRA DE BEBIDAS E CONEXOS
                   A COMPANY CONTROLLED BY GRUPO ANTARCTICA
         CORPORATE TAXPAYER REGISTRATION [CNPJ] NO. 60.522.000/0001-83

                 STATE REGISTRATION [NIRE] NO. 35.300.037.324

Minutes of the Special General Meeting held on March 31, 2001, drawn up in summary form.

1. Date, time and place of the Meeting: March 31, 2001, at 6:00 p.m., at the Corporation's headquarters at Avenida Maria Coelho Aguiar, 215-block "F"- 7th floor, in the City of Sao Paulo.

2. Attendance: the sole shareholder of the Corporation, Companhia de Bebidas das Americas - AmBev, as confirmed by the signature in the Shareholders' Attendance Book.

3. Organization: Dr. Victorio Carlos De Marchi, as Chairman of the Meeting, and Mr. Luis Felipe Pedreira Dutra Leite, as secretary;

4. Call: waiver of notice, as provided for in article 124, par. 4, of Law No. 6,404/76 ("Corporation Act"), by reason of the attendance of the sole shareholder; the Corporation is a wholly-owned subsidiary of Companhia de Bebidas das Americas - AmBev.

5.   Decisions:

     5.1 After reading and discussing the "Plan and Justification of Merger of COMPANHIA CERVEJARIA BRAHMA ("Merged Company") into COMPANHIA ANTARCTICA PAULISTA INDUSTRIA DE BEBIDAS E CONEXOS ("Surviving Company"), which was entered into on March 30, 2001 ("Plan and Justification"), the attendees decided to approve it without exceptions or amendments. The Plan and Justification, duly certified by the Presiding Officers, constitutes Exhibit I to the minutes of this Meeting and will remain filed at the Corporation's headquarters;

     5.2 Approve the change of the Corporation name to COMPANHIA BRASILEIRA DE BEBIDAS, and consequently amend article 1 of the Bylaws, so as to read as follows:

                   "ARTICLE 1 - COMPANHIA BRASILEIRA DE BEBIDAS, a corporation organized on February 9, 1891, governed by the legal provisions to which it is or may be subject, and by these Bylaws".

          5.3Approve the establishment of branches of the Corporation where formerly there were units belonging to the merged company, which are listed in the document under exhibit II;

          5.4Ratify the appointment of Apsis Consultoria Empresarial S/C Ltda., a company with head offices at Av. Rio Branco, No. 125, 8th floor, in the City and State of Rio de Janeiro, registered with the National Roll of Legal Entities [CNPJ/MF] under No. 27.281.922/0001-70 ("Apsis"), as the company which will evaluate the shareholders' equity of the merged company, Companhia Cervejaria Brahma, a company with head offices at Estrada do Engenho D'Agua, 199-parte, in the City and State of Rio de Janeiro, the articles of incorporation of which are registered with the Board of Trade of the State of Rio de Janeiro under NIRE No. 33.300.012.974 and registered with the National Roll of Legal Entities [CNPJ/MF] under No. 33.366.980/0001- 08. Apsis' representatives, who have been previously consulted on their interest in carrying out such evaluation, are present at the meeting and promptly submitted the respective previously prepared report ("Report");

          5.5After reading and discussing the Report, which states that the shareholders' equity of the merged company in February 28, 2001 is at least two billion eight hundred and nine million five hundred and ninety-two thousand two hundred and eighty-eight Reais and thirteen centavos (R$ 2,809,592,288.13), the attendees decided to approve it without exceptions or amendments. The Report, duly certified by the Presiding Officers, constitutes Exhibit III to the minutes of this Meeting and will remain filed at the Corporation's headquarters.

          5.6Resolve, for the purposes of the merger dated March 31, 2001, and in compliance with sole paragraph of article No. 224 of Law No. 6404/76, that the values assessed on February 28, 2001, that is, thirty days before the date of the event, will be preliminarily used for the merger, since the definitive merger values, based on the date of the event of March 31, 2001, are still being assessed. It should be noted that after they have been completed, the merger documents shall be ratified once again based on the final book values assessed on March 31, 2001.

     5.7 Approve the company's capital increase by the transfer of the shareholders' equity of the merged company, with the issuance of seven billion ninety-four million two hundred and ninety thousand and two hundred and fifty-six (7,094,290,256) new shares, divided into two billion six hundred and twenty-eight million four hundred and fifty-one thousand four hundred and sixty-eight (2,628,451,468) common shares and four billion four hundred and sixty-five million eight hundred and thirty-eight thousand seven hundred and eighty-eight (4,465,838,788) preferred shares, at the issue price of R$ 396,035,711.36 by lot of 1,000 shares, with the same rights as the existing shares, and which will entitle their holders to fully participate in the income for the year in progress.

     5.8 Check the subscription of the shares hereby issued, as provided for in item 5.7 above, through the merged company's legal representatives, according to the authorization approved at the General Meeting of the Merged Company held on this date, pursuant to article 252, section 2 of Law No. 6,404/76, and the share subscription form, which constitutes Exhibit IV hereof;

     5.9 Accordingly, amend article 5 of the surviving company's Bylaws, so as to read as follows:

               "Article 5 - The Capital Stock is three billion three hundred and nine million five hundred and ninety-two thousand two hundred and eighty-eight Reais and thirteen centavos (RS 3,309,592,288.13), divided into seven billion one hundred and six million two hundred and ninety thousand two hundred and fifty-six (7,106,290,256) registered shares, represented by two billion six hundred and thirty-nine million one hundred and seventy-six thousand nine hundred and thirty-eight (2,639,176,938) common shares and four billion four hundred and sixty-seven million one hundred and thirteen thousand three hundred and eighteen (4,467,113,318) preferred shares, without par value. The shares will be deposited with Banco Itau S.A. on behalf of their holders, without the issuance of certificates."

     5.10 Authorize the Corporation management to perform any acts related to the merger, including all filings, registrations and transfers that may be necessary to fully regularize the operation, such as the applicable transfers and/or write-offs of the registrations of the merged company and its establishments with all government federal, state and municipal agencies, undertaking to keep the accounting books for the period as required by law.

     5.11 Authorize that the minutes of this Special General Meeting are drawn up in summary form, pursuant to paragraph 1 of article 130 of the Corporation Act.

6. There being nothing further, the minutes of this General Meeting were drawn up, approved and signed by the shareholder attending the General Meeting, the Chairman and the Secretary. (sgd.) Mr. Victorio Carlos De Marchi, Chairman; Mr. Luis Felipe Pedreira Dutra Leite, by the shareholder Companhia de Bebidas das Americas - AmBev and Secretary.

                          Certified copy of the original.

Sao Paulo, March 31, 2001.

(SGD.)

SECRETARY
LUIS FELIPE PEDREIRA DUTRA LEITE

JUSTICE AND CITIZENSHIP DEFENSE OFFICE. BOARD OF TRADE OF THE STATE OF SAO PAULO. I HEREBY CERTIFY THE FILING HEREOF UNDER No. 61.642/01-0. ARLETE S. FARIA LIMA - REGISTRAR.

---------------------------------------------------------------------------------------------------------------------
Entity Type           Corporate           Telephone        Corporate Name                                Registration
                      Taxpayer
                      Registration
                      [CGC]
---------------------------------------------------------------------------------------------------------------------
Administrative Office 33.366.980.000.108  (021)503-9393    Companhia Cervejaria Brahma                         EXEMPT
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.000.280  (021)503-9393    Cia. Cervejaria Brahma - Rio Branch             81.672.571
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.001.252  (21)414-4646     Cia. Cervejaria Brahma - Hanseatica               81672563
                                                           Branch
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.001.414  NULL             Cia. Cervejaria Brahma - Sao Paulo                  Exempt
                                                           Branch
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.002.496  (014)262-9292    Cia. Cervejaria Brahma - Agudos Branch     156.001.280.115
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.002.658  (041)320-5050    Cia. Cervejaria Brahma - Curitiba Branch      101.09734-02
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.003.115  (051)211-5588    Cia. Cervejaria Brahma - Continental           096/0003215
                                                           Branch
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.004.510  (054)3113-5500   Cia. Cervejaria Brahma - Passo Fundo           09100011-38
                                                           Branch
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.005.169  (081)521-1122    Cia. Cervejaria Brahma - Northeast              1,8108E+13
                                                           Branch
---------------------------------------------------------------------------------------------------------------------
Plant                 33:366.980.006.211  (031)539-3131    Cia. Cervejaria Brahma - Minas Branch    7.400.608.270.087
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.006.726  (051)211-5588    Cia. Cervejaria Brahma - Maltaria Branch         960515461
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.008.001  (021)414-4659    Cia. Cervejaria Brahma - Arosuco Branch         82.342.184
---------------------------------------------------------------------------------------------------------------------
Administrative Office 33.366.980.008.265  (061)226-2126    Brasilia Administrative Office                      Exempt
---------------------------------------------------------------------------------------------------------------------
Business              33.366.980.008.699  (021)503-9129    Brahma Esp. Santo Business Office                   Exempt
---------------------------------------------------------------------------------------------------------------------
External Warehouse    33.366.980.009.156  (041)232-2091    Piquiri Warehouse                              10173276-20
---------------------------------------------------------------------------------------------------------------------
Business              33.366.980.009.407  (0482)24-1090    Brahma Sta Catarina Business Office                 Exempt
---------------------------------------------------------------------------------------------------------------------
Distribution Center   33.366.980.009.580  (083) 233-6200   Companhia Cervejaria Brahma - Paraiba           16117376-4
                                                           Distribution Center
---------------------------------------------------------------------------------------------------------------------
Business              33.366.980.009.580  (083)247-1365,   Companhia Cervejaria Brahma-Paraiba             16117376-4
                                                           Branch
---------------------------------------------------------------------------------------------------------------------
Business              33.366.980.009.660  (011)3048-0123   Brahma SP Capital Business Office                   EXEMPT
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.009.822  (051) 346-3566   Cia. Cervejaria Brahma - Maltaria            096.241.644-7
                                                           Navegantes Branch
---------------------------------------------------------------------------------------------------------------------
Plant                 33 366.980.009.903  (054)317-9505    Cia. Cervejaria Brahma - Valinhos Branch         910168768
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.010.081  (049)221-2000    Cervejaria Brahma - Sta.Catarina Branch        252.317.564
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.010.162  (012)354-3100    Cia. Cervejaria Brahma - Jacarei Branch        3.92045E+11
---------------------------------------------------------------------------------------------------------------------
Central Management    33.366.980.010.596  (011)3741-1810   Brahma SP Administrative Office                     Exempt
---------------------------------------------------------------------------------------------------------------------
Plant                 33 366 980.010.758  (021)414-4646    Cervejaria Brahma-Rio de Janeiro Branch         85.436.929
---------------------------------------------------------------------------------------------------------------------
Plant                 33 366 980.010.839  (051)498-8101    Cervejaria Brahma -Aguas Claras do Sul         159/0132871
                                                           Branch
---------------------------------------------------------------------------------------------------------------------
Distribution Center   33 366.980.011.215  (048)238-4088    Companhia Cervejaria Brahma                    253.646.162
                                                           -Florianopolis Branch
---------------------------------------------------------------------------------------------------------------------
Distribution Center   33.366.980.011.487  (041)423-6566    Companhia Cervejaria Brahma - Paranagua        90151796-75
                                                           Branch
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.011.568  [031)399-6000    Cia Cervejaria Brahma - Contagem Branch    186060827.05-82
---------------------------------------------------------------------------------------------------------------------
Distribution Center   33.366.980.011.649  (043) 326-5000   Companhia Cervejaria Brahma - Londrina         90156794-81
                                                           Branch
---------------------------------------------------------------------------------------------------------------------
Distribution Center   33.366 980 011.720  (016)222-5577    Companhia Cervejaria Brahma -              181.131.175.113
                                                           Araraquara Distribution Center
---------------------------------------------------------------------------------------------------------------------
Distribution Center   33 366.980 011.991  (053)227-5527    Companhia Cervejaria Brahma - Pelotas          093/0304748
                                                           Branch
---------------------------------------------------------------------------------------------------------------------
Distribution Center   33.366.980.012.025  [054)213-2322    Companhia Cervejaria Brahma -Caxias do         029/0325064
                                                           Sul Branch
---------------------------------------------------------------------------------------------------------------------
Distribution Center   33.366.980.012.297  (084)743-1462    Companhia Cervejaria Brahma - Natal           20.081.593-8
                                                           Distribution Center
---------------------------------------------------------------------------------------------------------------------
Distribution Center   33 366.980 012.459                   Cia Cervejaria Brahma - Ribeirao Preto         5.82485E+11
---------------------------------------------------------------------------------------------------------------------
Distribution Center   33.366.980.012.530                   Cia Cervejaria Brahma - ABC                    6.26362E+11
---------------------------------------------------------------------------------------------------------------------
Distribution Center   33 366 980 012 610                   Cia Cervejaria Brahma - Sao Jose do Rio        6.47309E+11
                                                           Preto
---------------------------------------------------------------------------------------------------------------------
Distribution Center   33 366 980 012 700                   Cia Cervejaria Brahma - Piracicaba             5.35236E+11
---------------------------------------------------------------------------------------------------------------------
Distribution Center   33.366 980.013 188  [47) 435-1740    Joinvile Distribution Center                        EXEMPT
---------------------------------------------------------------------------------------------------------------------
Plant                 33 366 980 013 269  (041)354-1818    Companhia Cervejaria Brahma - Filial           90217682-91
                                                           Curitibana
---------------------------------------------------------------------------------------------------------------------
Distribution Center   33.366.980.013.340  (011)-6097-6700  Companhia Cervejaria Brahma - CD Sao       115.971.790.115
                                                           Paulo
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980 013 420  (011)6460-6100   Companhia Cervejaria Brahma - Guarulhos    336.652.570.110
                                                           Branch
---------------------------------------------------------------------------------------------------------------------
Plant                 33 366 980 013 501  (011)7395-1800   Companhia Cervejaria Brahma - Jundiai      407.380.823.116
                                                           Branch
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.013.692  (062)310-1818    Companhia Cervejaria Brahma - Cebrasa         10.330.008-2
                                                           Branch
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.013.773  (051)451-5200    Companhia Cervejaria Brahma - Sapucaia         132)0094462
                                                           Branch
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.013.854  (054)313-5333    Companhia Cervejaria Brahma - Passo            091/0222886
                                                           Fundo I Branch
---------------------------------------------------------------------------------------------------------------------
Plant                 33.366.980.013.935  (019)874-7575    Companhia Cervejaria Brahma - Paulinia     513.436.526.119
                                                           Branch
---------------------------------------------------------------------------------------------------------------------
Plant                 33 366.980.014.079  [061)385-9333    Companhia Cervejaria Brahma -Brasilia      07368586/002-21
                                                           Branch
---------------------------------------------------------------------------------------------------------------------
Distribution Center   33.366.980.014.150  11-3273-1000     Companhia Cervejaria Brahma - Mooca        115.975.625.111
                                                           Branch
---------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------
Corporate Name                            Address                                City               State    Cep
                                                                                                             [Postcode]
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma               Rua Marques de Sapucai, 200            RIO DE JANEIRO     RJ       20210070
-----------------------------------------------------------------------------------------------------------------------
Cia. Cervejaria Brahma - Rio Branch       Marques de Sapucai 200                 RIO DE JANEIRO     RJ       20215900
-----------------------------------------------------------------------------------------------------------------------
Cia. Cervejaria Brahma - Hanseatica       Antiga Rio-Sao Paulo km 31,6011        RIO DE JANEIRO     RJ       23075240
Branch
-----------------------------------------------------------------------------------------------------------------------
Cia. Cervejaria Brahma - Sao Paulo        Rua Tupinambas                         SAO PAULO          SP       NULL
Branch
-----------------------------------------------------------------------------------------------------------------------
Cia. Cervejaria Brahma - Agudos Branch    Rodovia Marechal Rondon km 317         AGUDOS             SP       17120000
-----------------------------------------------------------------------------------------------------------------------
Cia. Cervejaria Brahma - Curitiba Branch  Av. Presidente Getulio Vargas .262     CURITIBA           PR       80230030

-----------------------------------------------------------------------------------------------------------------------
Cia. Cervejaria Brahma - Continental      Avenida Cristovao Colombo 545          PORTO ALEGRE       RS       90560003
Branch
-----------------------------------------------------------------------------------------------------------------------
Cia. Cervejaria Brahma - Passo Fundo      Rua General Neto 135                   PASSO FUNDO        RS       99010020
Branch
-----------------------------------------------------------------------------------------------------------------------
Cia. Cervejaria Brahma - Northeast        Rodovia BR 101 Sul km 30               CABO               PE       54500000
Branch
-----------------------------------------------------------------------------------------------------------------------
Cia. Cervejaria Brahma - Minas Branch     Rodovia MG 050 kms 46 e 47             JUATUBA            MG       35675000
-----------------------------------------------------------------------------------------------------------------------
Cia. Cervejaria Brahma - Maltaria Branch  Av.Cristovao Colombo, 545 parte        PORTO ALEGRE       RS       90560003
-----------------------------------------------------------------------------------------------------------------------
Cia. Cervejaria Brahma - Arosuco Branch   Av. Brasil 49800                       RIO DE JANEIRO     RJ       23065480
-----------------------------------------------------------------------------------------------------------------------
Brasilia Administrative Office            SHS - Galeria do Hotel Nacional Lola   LBRASILIA          DF       70322900
                                          11/12- Plano Pilot
-----------------------------------------------------------------------------------------------------------------------
Brahma Esp. Santo Business Office         Rua Jose Farias, n* 98 / Sala 703 Ed.  VITORIA            ES       29045430
                                          Plena Center
----------------------------------------------------------------------------------------------------------------------
Piquiri Warehouse                         Rua Piquiri, 689                       CURITIBA           PR       80230140
----------------------------------------------------------------------------------------------------------------------
Brahma Sta Catarina Business Office       Rua Esteves Junior, 294                FLORIANOPOLIS      SC       88015530
----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma - Paraiba     Av. Industrial Luz Carlos Pimentel,    JOAO PESSOA        PB       58080020
Distribution Center                       235
----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma-Paraiba       Av. Industrial Luiz Carlos Crispim     JOAO PESSOA        PB
Branch                                    Pimentel, 235
----------------------------------------------------------------------------------------------------------------------
Brahma SP Capital Business Office         Av.Pres.Juscelino Kubitschek, n'50-    SAO PAULO          SP       4543000
                                          7" andar
----------------------------------------------------------------------------------------------------------------------
Cia. Cervejaria Brahma - Maltaria         Rua Voluntarios da Patria 2619         PORTO ALEGRE       RS       90230011
Navegantes Branch
----------------------------------------------------------------------------------------------------------------------
Cia. Cervejaria Brahma - Valinhos Branch  AV.RIo Grande Km 7                     PASSO FUNDO        RS       99040970
----------------------------------------------------------------------------------------------------------------------
Cervejaria Brahma - Sta.Catarina Branch   Av. Victor Alves de Brito, 2940        LAGES'             SC       88525300
----------------------------------------------------------------------------------------------------------------------
Cia. Cervejaria Brahma - Jacarei Branch   Estrada do Jaguari l km 12             JACAREI            SP       12300000
----------------------------------------------------------------------------------------------------------------------
Brahma SP Administrative Office           Av. Maria Coelho Aguiar 215 - BI.      SAO                SP       5804970
                                          F - 6o. andar                              PAULO
----------------------------------------------------------------------------------------------------------------------
Cervejaria Brahma-Rio de Janeiro Branch   Antiga Rio--Sao Paulo km 31.6011       RIODE JANEIRO      RJ       23075240

----------------------------------------------------------------------------------------------------------------------
Cervejaria Brahma -Aguas Claras do Sul    RS 040 ESTRADA GERAL ITAPUA A ESTIVA   VIAMA.   .         RS       94760000
Branch
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma               Rua Camilo Verissimo da Sita. 305      SAO JOSE           SC       88108250
-Florianopolis Branch
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma - Paranagua   Rua Pinheiros, 60                      PARANAGUA          PR       83212200
Branch
-----------------------------------------------------------------------------------------------------------------------
Cia Cervejaria Brahma - Contagem Branch   Av.Helena Vasconcelos Cosia, 750       CONTAGEM           MG       32161970
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma - Londrina    R.Dom Fernando, 252 (parte)            LONDRINA           PR       86036000
Branch
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma -             Av. Roberto de Jesus Afonso. 95        ARARAQUARA*        SP       14808156
Araraquara Distribution Center
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma - Pelotas     Av.Domingos de Almeida, 253            PELOTAS            RS       96085470
Branch
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma -Caxias do    Rua Pio XII, 61                        CAXIAS DO SUL      RS       95032410
Sul Branch
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma - Natal       Rod. BR 101-Km9                        PARNAMIRIM         RN       59150000
Distribution Center
-----------------------------------------------------------------------------------------------------------------------
Cia Cervejaria Brahma - Ribeirao Preto    Rua Hugo Fortes , 1676                 RIBEIRAO PRETO     SP       14950250
-----------------------------------------------------------------------------------------------------------------------
Cia Cervejaria Brahma - ABC               Av dos Estados, 6900                   SANTO ANDRE        SP       9210580
-----------------------------------------------------------------------------------------------------------------------
Cia Cervejaria Brahma - Sao Jose do Rio   Av. Percy Gandini, 575                 SAO JOSE DO RIO    SP       15077000
Preto                                                                            PRETO
-----------------------------------------------------------------------------------------------------------------------
Cia Cervejaria Brahma - Piracicaba        Estrada Velha Tupi sto km 135          PIRACICABA         SP       13400000
-----------------------------------------------------------------------------------------------------------------------
Joinvile Distribution Center              Rua Dom Bosco, 590                     JOINVILLE          SC       89222540
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma - Filial      Rodovia dos Minerios km9,5 s/n         ALMIRANTE          PR       83507000
Curitibana                                                                       TAMANDARE
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma - CD Sao      R.Sao Quirino ,811                     SAO PAULO          SP       2056070
Paulo
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma - Guarulhos   Estrada Ary Jorge Zeitune, 3100        GUARULHOS          SP       7142360
Branch
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma - Jundiai     Rodovia Dom Gabriel Paulino Bueno      JUNDIAI            SP       13212240
Branch                                    Couto.KM 66
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma - Cebrasa     Rodovia BR 060 km 110 e 114            ANAPOLIS           GO       75001970
Branch
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma - Sapucaia    Av. Borges de Medeiros, 151            SAPUCAIA DO SUL    RS       93212110
Branch
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma - Passo       BR 285, KM .117 BL A                   PASSO FUNDO        RS       99042320
Fundo I Branch
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma - Paulinia    Avenida Paris* 190                     PAUUNIA            SP       13140000
Branch
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma -Brasilia     Area especial para Industria 1 o       BRASILIA           DF       72445010
Branch                                    Setor Leste
-----------------------------------------------------------------------------------------------------------------------
Companhia Cervejaria Brahma - Mooca       Avenida Presidente Wilson, 486         SAO PAULO          SP       3107000
Branch
-----------------------------------------------------------------------------------------------------------------------



JUCESP DOCKET
237228/02-6

                      COMPANHIA BRASILEIRA DE [ILLEGIBLE]
    CORPORATE TAXPAYER REGISTRATION [CNPJ] NO. 60.522.000/0001-[ILLEGIBLE]
                 STATE REGISTRATION [NIRE] NO. 35.300.037.324

                MINUTES OF THE MEETING OF THE BOARD [ILLEGIBLE]
                            HELD ON APRIL 30, 2002

On April 30, 2002, at 1:00 p.m., a meeting of the members of the Board of Directors was held at the Corporation's headquarters located at Rua Maria Coelho de Aguiar, n(o) 215, Block F, 7th floor, part, in this City and State of Sao Paulo. After the meeting was started, the following resolution was adopted: To elect, with term of office to expire at the Annual General Meeting to be held in 2004, the following members of the Executive Committee: -CHIEF EXECUTIVE OFFICER - MAGIM RODRIGUEZ JUNIOR; FINANCIAL AND INVESTOR RELATIONS OFFICER - LUIS FELIPE PEDREIRA DUTRA LEITE; AND OFFICERS - CARLOS ALVES DE BRITO; AND CLAUDIO BRAZ FERRO; already previously qualified. Therefore, the Corporation's Executive Committee is comprised as follows: CHIEF EXECUTIVE
OFFICER: MAGIM RODRIGUEZ JUNIOR; FINANCIAL AND INVESTOR RELATIONS OFFICER - LUIS FELIPE PEDREIRA DUTRA LEITE; OFFICERS - CARLOS ALVES DE BRITO;
CLAUDIO BRAZ FERRO; JOSE ADILSON MIGUEL; JUAN MANUEL VERGARA GALVIS;
MIGUEL NUNO DA MATA PATRICIO; MAURICIO LUIS LUCHETTI; AND TAULER
CASSIO MACIEIRA. There being nothing further, these minutes were drawn up, which after being read and approved were signed by the attendees. VICTORIO CARLOS DE MARCHI; MARCEL HERRMANN TELLES; VICENTE FALCONI CAMPOS. I hereby certify that this is a true copy of the Minutes drawn up in the Book of Meetings of the Board of Directors.

Sao Paulo, April 30, 2002.

(sgd.)
VICToRIO CARLOS DE MARCHI
CHAIRMAN OF THE BOARD OF DIRECTORS

BOARD OF TRADE OF THE STATE OF RIO DE JANEIRO. I HEREBY CERTIFY THE FILING HEREOF UNDER THE NAME, NUMBER, AND DATE BELOW. COMPANHIA BRASILEIRA DE BEBIDAS. 00001329381. 02/07/2003. VALERIA GASPAR MASSENA SERRA - REGISTRAR.

JUSTICE AND CITIZENSHIP DEFENSE OFFICE. BOARD OF TRADE OF THE STATE OF SAO PAULO. I HEREBY CERTIFY THE FILING HEREOF UNDER No. 108,851/02-3. JOSE DARKIMAN TRIGO - REGISTRAR.

JUCESP DOCKET
391055/03-3

                        COMPANHIA BRASILEIRA DE BEBIDAS
         CORPORATE TAXPAYER REGISTRATION [CNPJ] NO. 60.522.000.0001-83
                 STATE REGISTRATION [NIRE] NO. 35.300.037.324

               MINUTES OF THE MEETING OF THE BOARD OF DIRECTORS

                             HELD ON JULY 7, 2003

On July 7, 2003, at 9:00 a.m., a meeting of the members of the Board of Directors of Companhia Brasileira de Bebidas ("Corporation") was held at the Corporation's headquarters located at Rua Dr. Renato Paes de Barros, n(o) 1.017, 3rd floor (part), suites 31 and 32, and 4th floor (part), suites 41 and 42, at the Corporate Park Building, zip code: 04530-000, Itaim Bibi, in the City of
Sao Paulo, State of Sao Paulo, which adopted the resolution to change the Corporation's headquarters address to: "AVENIDA ANTARCTICA, N(o) 1891, PART, FAZENDA SANTA URSULA, CITY OF JAGUARIUNA, STATE OF SaO PAULO". There being no further issues, the Chairman closed the works, ordering the drawing up of these minutes which after being read and approved were signed by the attending Directors. VICTORIO CARLOS DE MARCHI; MARCEL HERRMANN TELLES AND VICENTE FALCONI CAMPOS. I hereby certify that this is a true copy of the Minutes drawn up in the Book of Meetings of the Board of Directors.

Sao Paulo, July 07, 2003.

(SGD.)
MARCEL HERRMANN TELLES
BOARD OF DIRECTORS

JUSTICE AND CITIZENSHIP DEFENSE OFFICE. BOARD OF TRADE OF THE STATE OF SAO PAULO. I HEREBY CERTIFY THE FILING HEREOF UNDER No. 147,277/03-6. ROBERTO MUNERATTI FILHO - REGISTRAR.

JUCESP DOCKET
731575/03-9

                       COMPANHIA BRASILEIRA [ILLEGIBLE]
         Corporate Taxpayer Registration [CNPJ] No. 60.522.000/0001-83
                  STATE REGISTRATION [NIRE] No. 35.300.037.324

                            SPECIAL GENERAL MEETING

Minutes of the Special General Meeting of Companhia Brasileira de Bebidas ("Corporation") held on August 4, 2003, at 9:00 a.m., at the Corporation's headquarters located in the City of Jaguariuna, State of Sao Paulo, at Avenida Antarctica, n(o) 1891 (part), Fazenda Santa Ursula, pursuant to the notices of meeting published in the Official Gazette of the State of Sao
Paulo on July 25, 26 and 28, 2003, drawn up in summary form. As it can be verified from the records and signatures in the Shareholders' Attendance Book, shareholders representing more than ninety-nine percent (99%) of the Corporation's capital stock met, with the attendance of Victorio Carlos de Marchi, member of the Corporation's Board of Directors. AGENDA: (i) to increase the Corporation's capital stock by means of the provision of assets and funds;
(ii) to approve the accounting evaluation report of the assets to be contributed; and (iii) in view of the previous resolutions, to amend article 5 of the Corporation's Bylaws. After the works were started, Mr. Victorio
Carlos de Marchi was elected Chairman of the Meeting, who invited Mr. Luis Felipe Pedreira Dutra Leite, representative of the shareholder Companhia de Bebidas das Americas - AmBev, to act as Secretary. As the Presiding Officers were so established, the following resolutions were made:

1st. Authorization for the drawing up of these minutes to which this Special General Meeting refers, in summary form, under the terms of article 130, paragraph 1, of Law no. 6,404/76;

2nd. The approval, after the examination and discussion of the balance sheet of June 30, 2003 of the company "Eagle Distribuidora de Bebidas S.A.", duly registered with the Brazilian Roll of Legal Entities [CNPJ/MF] under no. 12.268.405/0001-94 and headquartered in the City of Jaguariuna, State of Sao Paulo, at Avenida Antarctica, n(o) 1891, part, Fazenda Santa Ursula (hereinafter "Eagle"), controlled by the shareholder "Companhia de Bebidas das Americas - AmBev", duly registered with the Brazilian Roll of Legal Entities [CNPJ/MF] under no. 02.808.708/0001-07, with headquarters at Rua Dr. Renato Paes de Barros, n(o) 1.017, 3rd floor (part), suites 31 and 32, and 4th floor
(part), suites 41 and 42, at the Corporate Park Building, zip code: 04530-000, Itaim Bibi, in the city of Sao Paulo, state of Sao Paulo (hereinafter
"AmBev"), which states as Eagle's equity on June 30, 2003 the amount of two billion five hundred and fifty-one million two hundred and eleven thousand eight hundred and seventy-seven Reais and twenty-six centavos (R$2,551,211,877.26);

3rd. The approval of the capital increase of the Corporation by way of the contribution by the shareholder AmBev of the shares representing Eagle's capital stock, in the amount of two billion five hundred and fifty-one million two hundred and eleven thousand eight hundred and seventy-seven Reais and twenty-six centavos (R$2,551,211,877.26) for the subscription of thirty-one billion seven hundred and fifty-nine million one hundred and forty-two thousand and five (31,759,142,005) new shares issued herein by the Corporation, all of which being book-entry shares with no par value, of which eleven billion four hundred and fifty-six million five hundred and seventy-three thousand and eight hundred and twenty-seven (11,456,573,827) are common shares, and twenty billion three hundred and two million five hundred and sixty-eight thousand and one hundred and seventy-eight (20,302,568,178) are preferred shares;

4th. The approval of the of the Corporation's capital stock increase by means of the contribution by the shareholder AmBev of the interim dividends distributed and not paid by the Corporation on July 24, 2003, in the amount of one billion one hundred and nine million six hundred and twelve thousand eight hundred Reais and fifty-seven centavos (R$1,109,612,800.57), through the issue of thirteen billion eight hundred and thirteen million one hundred and eighty thousand six hundred and thirty-seven (13,813,180,637) new shares issued herein by the Corporation, all of which being book-entry shares with no par value, of which four billion nine hundred and eighty-two million eight hundred and seventy-one thousand five hundred and six (4,982,871,506) are common shares and eight billion eight hundred and thirty million three hundred and nine thousand one hundred and thirty-one (8,830,309,131) are preferred shares;

5th. As a result of both capital increases described above, the approval of the amendment of Article 5 of the Corporation's Bylaws, which shall read as follows:

          Article 5 - The Capital Stock is of four billion four hundred and twenty-seven million three hundred and seventy-eight thousand two hundred and twenty-one Reais and fifty-six centavos (R$4,427,378,221.56) divided into fifty-five billion one hundred and fourteen million six hundred and forty-five thousand and two hundred and twenty-seven (55,114,645,227) shares, all of which being book-entry shares with no par value, of which nineteen billion eight hundred and eighty-one million six hundred and seventy-six thousand nine hundred and sixty-four (19,881,676,964) are common shares and thirty-five billion two hundred and thirty-two million nine hundred and sixty-eight thousand two hundred and sixty-three (35,232,968,263) are preferred shares. The shares will be deposited in Banco Itau S.A., on behalf of the holders thereof, with no issuance of certificates.

As the agenda was finished, the Chairman adjourned the session for the time required to draw up these minutes. As the works were reopened, the minutes were read, then signed and approved by all of the attendees at the Meeting, with abstention of those legally hindered. We hereby certify that this is a true copy of the original drawn up in the General Meeting Book.

Jaguariuna, August 04, 2003.

(sgd.)
VICTORIO CARLOS DE MARCHI
Chairman and Member of the Board of Directors

(SGD.)
Luis Felipe Pedreira Dutra Leite
Secretary

JUSTICE AND CITIZENSHIP DEFENSE OFFICE. BOARD OF TRADE OF THE STATE OF SAO PAULO. I HEREBY CERTIFY THE FILING HEREOF UNDER No. 240,011/03-0. ROBERTO MUNERATTI FILHO - REGISTRAR.

Company: EAGLE DISTRIBUIDORA DE BEBIDAS S/A



----------------------------------------------------------------------------
BALANCE SHEET AS OF JUNE 30, 2003

ASSETS                                                              IN REAIS
CURRENT ASSETS
    Cash and banks                                                196.644,50
    Accounts receivable                                         1.046.698,09
    Tax credits                                                 2.239.792,50
                                                                3.483.135,09
LONG-TERM CURRENT ASSETS
    Compulsory, court and tax incentive deposits                7.005.464,41
    Deferred Income Tax and Social Contribution                51.536.292,64
    Others                                                        667.683,39
                                                               59.209.440,44
PERMANENT ASSETS
    Investments
    Interests in affiliated companies                       3.365.817.762,25
    Other investments                                              17.635,68
                                                            3.365.835.397,93
    Fixed assets                                                2.941.251,82
    Deferred assets                                             3.030.507,67
                                                                5.971.759,49
TOTAL ASSETS                                                3.434.499.732,95
----------------------------------------------------------------------------

                                                                    IN REAIS
LIABILITY AND SHAREHOLDERS' EQUITY
CURRENT ASSETS
    Other taxes and contributions payable                       1.015.896,68
    Accounts payable to affiliated companies                  873.635.313,10
    Others                                                        274.896,86
                                                              874.926.106,64

LONG-TERM LIABILITY
    Provision for contingencies and liabilities
    pertaining to tax challenges                                6.521.896,39
                                                                6.521.896,39
SHAREHOLDERS' EQUITY
    Capital stock                                           1.031.322.038,16
    Capital reserves                                              870.846,56
    Profit reserves                                         2.185.614.980,75
    Loss for the period                                     (664.756.135,55)
                                                            2.553.051.729,92
TOTAL LIABILITY AND SHAREHOLDERS' EQUITY                    3.434.499.732,95
----------------------------------------------------------------------------
Leo Pasqualine Filho                          Marcel Perez
Regional Accounting Council [CRC]             Regional Accounting Council [CRC]
Registration No. 1SP139785/0-4                Registration No. 1SP156220/0-6

Company: EAGLE DISTRIBUIDORA DE BEBIDAS S/A
----------------------------------------------------------------------------
           STATEMENT OF INCOME FOR THE PERIOD ENDED ON JUNE 30, 2003
                                                                    IN REAIS
GROSS INCOME
    SALES OF PRODUCTS                                             143.033,93

SALES DEDUCTIONS
    Taxes on sales, other taxes, discounts and
      refunds                                                    (13.181,31)

NET INCOME                                                        129.852,62
Costs of products sold                                                     -

GROSS PROFIT                                                      129.852,62

OPERATING REVENUES (EXPENSES)
    Sales                                                        (234.546,85)
    Provision for contingencies and liabilities                   (63.006,97)
      related to tax challenges
    Depreciation and amortization of deferred                    (516.721,68)
      assets
    Net Financial revenues (expenses)                            (337.864,40)
    Equity accounting result                                 (664.199.649,11)
    Other operating revenues (expenses), net                         4.943,86
                                                             (665.346.845,15)
OPERATING PROFIT (LOSS)                                      (665.216.992,53)
Non-operating revenues (expenses), net                            125.133,81

PROFIT (LOSS) BEFORE INCOME TAX AND                          (665.091.858,72)

SOCIAL CONTRIBUTION ON NET PROFIT

(Expense) Benefit with Income tax and                             335.723,17
  social contribution on net profit

LOSS FOR THE PERIOD                                          (664.756.135,55)
----------------------------------------------------------------------------
Leo Pasqualine Filho                          Marcel Perez
Regional Accounting Council [CRC]             Regional Accounting Council [CRC]
Registration No. 1SP139785/0-4                Registration No. 1SP156220/0-6